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HEA OPTION PURCHASE COVENANT AGREEMENT

This HEA OPTION PURCHASE COVENANT AGREEMENT (“Covenant Agreement”) is entered into as of XXXXXX __, 2023 (“Effective Date”), by and between __________________ (individually or collectively “Owner”) and SRET Trust Series 2023XXXX, a Delaware Statutory Trust (“Investor”).  For purposes of this Covenant Agreement, the term “Investor” shall include, without limitation, any successor or assignee of Investor.

RECITALS

A.Owner and Investor are entering into this Covenant Agreement: (i) to specify the respective rights and obligations of Owner and Investor with respect to the subject real property(“Property”); and (ii) to preserve the value of the Property, pending, and subsequent to the Termination Date.

B.Concurrently with entering into this Covenant Agreement, Owner and Investor are entering into: (i) a HEA Option Purchase Agreement (“Agreement”) whereby Owner hereby irrevocably sells to Investor an exclusive and irrevocable option to purchase an undivided fractional interest in the property (the “Option Agreement”); and (ii) a Memorandum of Agreement (“Recorded Memorandum”); and a Deed of Trust and Security Agreement (“Security Instrument”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, OWNER AND INVESTOR AGREE AS FOLLOWS:

1.Definitions.  Capitalized terms used in this Covenant Agreement and Option Agreement shall have the meanings specified in Exhibit A to this Covenant Agreement or elsewhere herein, or if not defined in this Covenant Agreement, in the specified Transaction Documents.

1.1Other Documents. To the extent additional documents are to be delivered to Investor in connection with this Covenant Agreement or the other Transaction Documents, Investor shall have the right to require delivery of such additional documents after the closing.

2.Term and Termination.

2.1Term.  The term of this Covenant Agreement shall commence on the Effective Date and shall expire on the Termination Date.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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2.2Termination Date.

2.2.1The occurrence of any of the following events shall effect a termination of this Covenant Agreement:

(i)The Expiration Date of the Agreement

(ii)Upon an Agreement Trigger Event

(iii)the Agreement is terminated by Owner pursuant to Section 6.2 below;

(iv)the Ultimate Sale of the Property by Owner pursuant to Section 8 below;

(v)if the Property has been destroyed, as described in Section 11.2 below, and provided the insurance proceeds are sufficient to pay in full the insurance allocation owed to Investor as specified in Section 11.2.1 below, then at such time as the specified insurance proceeds have been paid to Investor;

(vi)if the Property has been condemned, in whole and not in part, as described in Section 12 below, then at such time as the condemnation proceeds are paid to Investor as provided in Section 12 below; or

2.2.2Termination of this Covenant Agreement pursuant to this Section 2.2 shall also automatically terminate the Recorded Memorandum and all of Owner’s obligations thereunder.

2.2.3Upon any such termination, Investor will issue such reconveyance and other releases as Owner may reasonably request.

2.3Survival.  The following obligations shall survive any termination of this Covenant Agreement: (i) the obligations relating to Owner Termination under Sections 6.2.4 and 6.2.5 below; (ii) the indemnification provisions of Sections 15.3 and 18 below; (iii) the obligations to repay any and all Protective Advances and Special Processing Fees outstanding on the Termination Date, to the extent permitted by law; (iv) the obligation to pay any Appraisal Expenses, including under Section 10 below.

3.Consideration.

3.1Payments and Other Consideration.  As consideration for Owner’s obligations under this Covenant Agreement and the Option Agreement, Owner shall receive: (i) Investor’s payment of the Option Purchase Premium and performance under this Covenant Agreement and under the Agreement; (ii) the right of sole occupancy, as set forth in Section 6.1 below; (iii) such other rights and benefits as are provided to Owner under this Covenant Agreement.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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3.2No Interest.  Under no circumstances shall Owner be required to pay any interest to Investor with respect to the Option Purchase Premium.

3.3No Additional Payments.  Except for the Option Exercise Premium provided for under the terms of the Option Agreement and as otherwise specifically set forth in this Covenant Agreement, Owner shall not be entitled to any additional consideration, compensation or reimbursement from Investor in exchange for the performance of the obligations and covenants set forth in this Covenant Agreement.

4.Duties of Owner.  To preserve and protect Investor’s Interest, Owner agrees to take, or continue to take, the following actions at Owner’s sole expense as long as this Covenant Agreement has not terminated or been terminated.

4.1Maintenance and Repair.  Owner shall: (i) maintain the Property in good condition; (ii) prevent any waste, deterioration or decrease in value or condition of the Property (ordinary wear and tear excepted); (iii) periodically perform such repairs as are customary and reasonable for similar properties in similar locations; and (iv) ensure that any operations or activities upon, or use or occupancy of, the Property or any portion of the Property will, in all material respects be in compliance with all state, federal and local laws and regulations, including, without limitation, any applicable laws requiring flood, earthquake or other specific hazard insurance.  In no event shall Owner permit the Property to deteriorate such that its condition shall be worse than: its condition described in: (A) the homeowner disclosure statement executed by Owner, and (B) the Property valuation(s), in each case obtained in connection with the origination of the Agreement (which homeowner disclosure statement and Property valuation(s) are specifically incorporated into this Covenant Agreement by this reference); and ordinary wear and tear excepted.

4.1.1No Credit or Offset.  Owner will not be entitled to any credit, offset or other compensation for Owner’s performance of ordinary maintenance and repairs that maintain the condition and value of the Property.

4.1.2Prompt Repair.  To the extent that any material damage to the Property occurs, including, without limitation, in the event of a fire, flood, earthquake, hurricane or other natural disaster, Owner shall promptly repair such damage subject only to the provisions of Section 11 below regarding the disposition and use of insurance proceeds.  Investor shall not be obligated to contribute toward, or be responsible for any portion of, the cost of any such repair.

4.2Insurance.

4.2.1Homeowner Insurance Coverage.  Owner shall maintain at Owner’s own expense: (i) insurance on the Property against fire and other hazards included in the special form (HO-3) policy (and similar successor forms) with only those exclusions customarily associated with special form policies, as well as any other hazards, including flood hazards, for which Investor may from time to time reasonably require insurance and which insurance is common for similar properties in similar locations; and (ii) liability insurance on the Property against such risks and in such amounts as are reasonable for

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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similar properties in similar locations.  Such insurance may be obtained from any insurance company reasonably acceptable to Investor and shall be in amounts and include terms (including deductible levels) as Investor may from time to time reasonably require.  Currently, Investor requires hazard insurance in an amount equal to the current replacement cost of the improvements on the Property (which amount shall be increased not less frequently than annually as the replacement cost of the improvements increases).  Investor shall be named in the specific manner directed by Investor under all hazard and liability insurance policies obtained by Owner, whether or not such insurance is required by Investor. CALIFORNIA LAW PROVIDES THAT THE INVESTOR CANNOT REQUIRE YOU, AS A CONDITION OF RECEIVING OR MAINTAIN AN OBLIGATION SECURED BY REAL PROPERTY, TO PROVIDE HAZARD INSURANCE COVERAGE AGAINST RISKS TO THE REAL PROPERTY (SUCH AS FIRE AND OTHER PERILS) IN AN AMOUNT EXCEEDING THE REPLACEMENT VALUE OF THE BUILDING OR STRUCTURE ATTACHED TO THE REAL PROPERTY.

4.2.2Copies and Proceeds.  Copies of all insurance policies shall be furnished to Investor promptly upon issuance, and Owner shall provide Investor with proof of coverage upon request.  All proceeds of such policies shall be subject to the provisions of Section 11 below.

4.2.3Communication with Insurance Company. You authorize Investor to communicate with all insurance companies to ensure the maintenance of policies, the coverage, and the reimbursement of losses.

4.2.4Failure to Maintain.  If Owner fails to maintain or obtain the insurance coverage required by this Section 4.2, Investor, at Owner’s expense, may, but is not obligated to, obtain such coverage on the Property as Investor, in its sole discretion, may deem necessary and appropriate to protect Investor’s Interest.  All expenses paid by Investor shall be deemed to be Protective Advances.  Owner acknowledges that the cost of the insurance coverage so obtained might significantly exceed the cost of insurance that Owner could have obtained and may not protect Owner to the same extent as any prior policy Owner might have had.

4.3Taxes and Assessments.  Owner shall promptly pay all taxes and assessments accruing on the Property, except for taxes or assessments that are in good faith dispute and that Owner is diligently challenging.  Owner shall not apply for any deferral of taxes or assessments accruing on the Property, including, without limitation, any deferral available to senior citizens, if applicable.  If Owner fails to pay any such taxes or assessments, except for taxes or assessments that are in dispute and that Owner is diligently challenging, Investor, in its sole discretion, may pay such taxes or assessments at Owner’s expense.  Any and all such payments shall be deemed to be Protective Advances.  Owner shall provide Investor with proof of payment of taxes or assessments upon request.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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4.4Occupancy of Property.  Unless Investor consents otherwise in writing in its Permitted Discretion, at least one Owner shall occupy the Property as his, her or its Principal Residence.  For the purposes of this Covenant Agreement, Owner shall be deemed not to meet this requirement if no Owner is using the Property as living and sleeping quarters for sixty (60) (or more) consecutive days or for a total of one hundred eighty (180) days (or more) in any 365-day period, without (in either case) notifying Investor of such absence and making arrangements satisfactory to Investor to care for the Property while Owner is gone.  (The circumstances described above shall define the meaning of “Principal Residence.”) If Owner does not give such notice or make such arrangements, a default will be considered to occur on the last day of the 60-day period or on the last of the one hundred eighty (180) days, as applicable.

4.4.1Prohibited Use.  Owner shall not (i) use the Property in any way other than as a single family residence and Owner’s Principal Residence; (ii) rent all or any portion of the Property except with Investor’s express written consent in its Permitted Discretion; or (iii) use or permit the use of the Property for any commercial purpose or other purpose that would require a conversion of the Property to commercial use.  Owner shall take all reasonable and practical action to prevent the zoning of the Property for commercial or mixed use (each a “Prohibited Use”).  In the event of a Prohibited Use of the Property, an appraisal of the Property obtained under this Agreement shall include a Modification Adjustment reflecting any effect on value resulting from such Prohibited Use.  Any such appraisal and Modification Adjustment shall be conducted and computed in accordance with, and subject to the terms of, Section 10 below.

4.4.2Receiver.  Owner shall not permit the appointment of a receiver for the Property; if such a receiver is appointed, Owner shall immediately take all actions (including, without limitation, the deposit of a bond with a court having appropriate jurisdiction) necessary or appropriate to remove or terminate such a receiver.  If Owner fails to do so, Investor may, but is not obligated to, at Owner’s expense, take such action as Investor in its sole discretion may deem necessary or appropriate to remove such receiver.  All expenses (including, without limitation, Attorneys’ Fees) paid shall be deemed to be Protective Advances.

4.5Notice.  Owner or Owner’s representative shall immediately provide Investor with notice of any event that has or may be expected to have a material effect upon the Property, the value of the Property, or Investor’s ability to exercise any right conferred by this Covenant Agreement or by the Agreement, including, without limitation: (i) any failure of any condition or covenant set forth in this Covenant Agreement, the responsibility for which belongs to Owner; (ii) the death or divorce of any Owner or of any Trustee or Trustor (where Owner is/are the Trustee(s) of a Revocable Trust); (iii) the decision by any Owner to sell (or market for sale) or transfer the Property or any interest in the Property; (iv) the discovery of any lien or adverse possessory interest in the Property not previously disclosed in writing to Investor, whether or not such interest has ripened into a recordable interest; (v) the filing of any voluntary or involuntary bankruptcy by or against any Owner or any Trustor (where Owner is/are the Trustee(s) of a Revocable Trust); (vi) any material damage or injury to the Property; (vii) Owner’s receipt of any notice of condemnation; (viii) Owner’s receipt of any solicited or unsolicited written offer from a third

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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party to purchase the Property; and (ix) the occurrence of any event that Owner has knowledge of and that might have a material adverse effect on the Property, the value of the Property, Owner’s interest in the Property, or Investor’s rights under this Covenant Agreement or the Agreement.

4.6Special Processing Fees.  Owner shall pay all Special Processing Fees imposed by Investor from time to time in accordance with Investor’s Special Processing Fee schedule; as such schedule is amended and made available by Investor from time to time.  Special Processing Fees shall include, without limitation: (i) fees for processing Owner requests for subordination; (ii) fees for processing Owner requests for Property title or ownership changes; (iii) fees for processing any reconveyance of Investor’s Interest; (iv) fees for processing Protective Advances; (v) fees relating to a default by the Owner; and (vi) charges to cover any third party or other out-of-pocket costs relating to any of the foregoing categories (including, for example, charges imposed by title companies and escrow companies, recording of documents, and attorneys’ fees).

4.7Additional Information.  Owner shall provide to Investor such reports and information available to Owner concerning the Property and any modifications to the Property as Investor may reasonably request, including by promptly completing and returning any Property questionnaire or similar form that Investor provides to Owner from time to time.  If Owner fails to complete or return any such Property survey or certification within the time frame requested by Investor, Owner shall pay for any Property inspection, appraisal or other report that Investor obtains in order to collect the information that would have been provided by Owner in such survey or certification.  If Owner fails to pay any such amounts, Investor, in its sole discretion, may make such payments and any and all such payments shall be deemed to be Protective Advances.

5.Debt Limits and Related Obligations.

5.1Limitation on Debt Associated with the Property.

5.1.1Maximum Authorized Debt.  Without Investor’s express written approval, Owner shall not increase, or permit the increase of (whether through negative amortization or otherwise), the principal balance of loans secured by liens on the Property such that the aggregate principal balance of such loans (including any unused portion of any committed credit line) exceeds at any time the Maximum Authorized Debt (as specified in Article 5 of the Agreement).

5.1.2Maximum Authorized Combined Lien to Value.  The maximum ratio specified in Article 5 of the Agreement that the Investor will use to determine if Owner can increase the amount of pre-existing loans or obligations, or take out new loans to be secured by the Property.

5.1.3Allowed Loans.

(i)During the term of the Agreement, if at any time the principal balance of all loans secured by liens on the Property is less than the Maximum Authorized Debt or Maximum CLTV, Owner shall be permitted to obtain additional

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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Approved Subsequent Loans, provided that: (1) Owner provides to Investor all loan documentation (including, but not limited to, any commitment letter, offer letter or term sheet, the proposed note, the proposed deed of trust or mortgage (as appropriate), the preliminary title report, any inspections, appraisals or other Property valuations and the proposed escrow instructions) as such documentation becomes available but in no event later than three (3) Business Days prior to the proposed close of such loan, and (2) Investor has given its written consent to the proposed lending transaction.

(ii)Investor shall be under no obligation to respond to or approve any proposed lending transaction unless and until it has received all relevant documents and information in a timely fashion.

(iii)Investor’s decision regarding any such loan will be based upon its conformance with Investor’s underwriting standards then in effect.

(iv)At no time shall all principal indebtedness (whether consented to or approved by Investor or not) secured by the Property exceed in the aggregate the Maximum Authorized Debt or Maximum Authorized CLTV, without the express written consent of Investor.

5.1.4Allowed Liens.  Immediately following the close of any Approved Subsequent Loan, Owner shall ensure that copies of all documents recorded as Approved Subsequent Liens against the Property are delivered to Investor.

5.1.5Prohibited Loans.  Notwithstanding anything to the contrary in this Covenant Agreement or otherwise, Owner shall not encumber the Property with, and Investor will neither be obligated to, nor will give its consent to, any proposed loan that could have the effect of impairing Investor’s Interest.  Such loans include, without limitation, “reverse” mortgage loans, “shared appreciation” mortgage loans, mortgage loans with negative amortization features that could result in the principal balance of such mortgage exceeding the Maximum Authorized Debt or Maximum Authorized CLTV, and mortgage loans with payment reset or other features that, in Investor’s judgment, could materially affect the ability of the homeowner to meet current or future financial obligations.

5.1.6No Liability.

(i)Investor shall not be liable for (including liability to repay) any loans created or obtained by Owner whether before or after termination and whether or not consented to, approved of, or subordinated to by Investor.

(ii)Investor shall not be obligated to execute any documents in connection with any loans created, obtained or refinanced by Owner, except such documents reasonably required to confirm any subordination to which Investor agrees in accordance with Section 5.2 below.

(iii)Investor makes no representations or warranties regarding the availability or terms of any loans (including refinancings) that may be requested,

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obtained or held by Owner during the term on the Agreement; and Investor shall have no liability whatsoever in connection with any such loans, including as a result of the unavailability or unfavorable terms of any such loans.

5.2Subordination.

5.2.1Except for construction loans, which are addressed in Section 5.2.2, Investor hereby agrees to subordinate the priority of its rights under each of this Covenant Agreement and the Agreement to the lien of any lender that either refinances any Approved Pre-Existing Loan or proposes to extend to Owner any other loan secured by a lien on the Property provided that: (i) the sum of all principal indebtedness secured by the Property after giving effect to any proposed loan does not, and may not over time, exceed the Maximum Authorized Debt or Maximum Authorized CLTV; (ii) all of the requirements of Section 5.1.2 above have been satisfied with respect to such loan; (iii) such loan is not determined by Investor to be prohibited under Section 5.1.5 above; (iv) any requested subordination and loan documents contain only reasonable and customary terms common to such agreements; and (v) Owner pays the Special Processing Fees associated with subordination imposed by Investor in accordance with Section 4.6 above.

5.2.2Investor will subordinate its lien on the Property to any lender in connection with any construction loan or other financing of any improvements to the Property if: (i) the conditions specified in Section 5.2.1 above have been met; (ii) Investor in the exercise of its reasonable discretion determines that Investor’s Interest is not jeopardized; and (iii) Owner pays the Special Processing Fees associated with subordination imposed by Investor in accordance with Section 4.6 above.

5.2.3Although Investor may agree to a subordination under this Section 5.2, Owner shall remain obligated to keep current and satisfy all liens as provided in Section 5.3 below.

5.3Liens and Secured Obligations.

5.3.1Free of Liens.  Owner shall at all times keep the Property free of any and all liens and title exceptions (including easements), except for: (i) Approved Pre-Existing Liens; (ii) Approved Subsequent Liens; and (iii) Permitted Encumbrances.

5.3.2Loan Payments Current.  Owner shall at all times pay and keep current any and all loans and obligations secured by liens on the Property.

5.3.3Cure of Defaulted Loans.  To the extent that: (i) there is a default under any loan or other obligation secured by a lien on the Property; or (ii) foreclosure upon, or enforcement of, a lien on the Property has commenced, Owner shall take immediate action (upon or without notice or demand from Investor) necessary to: (1) terminate such foreclosure or enforcement, (2) satisfy the secured obligation, or (3) remove or release such lien from the Property.

5.3.4Investor Action.  To the extent that Owner fails to take any action required under Sections 5.3.1, 5.3.2 or 5.3.3 above and Section 5.3.5 below, Investor

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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may take such action as it deems necessary to protect Investor’s Interest including, without limitation, advance of funds, which advances shall be deemed to be Protective Advances.

5.3.5Duty to Satisfy Liens.  Notwithstanding the fact that certain liens may be Approved Pre-Existing Liens or Approved Subsequent Liens, upon termination of the Agreement, Owner shall satisfy or extinguish any and all liens on the Property so that the entire Property is free and clear of all liens except for: (i) liens granted to or for the benefit of Investor, except in the event of an Owner Termination as defined in section 6.2.

5.3.6No Investor Loans.  Investor shall have no authority to obtain or increase any loans from third parties that are secured by liens against the Property.

6.Rights of Owner.  Owner will enjoy the following rights with respect to the Property as long as this Covenant Agreement has not been terminated.

6.1Occupancy.  Owner shall enjoy sole right of occupancy of the Property as an owner and not as a tenant or lessee.  The foregoing sole right of occupancy shall be effective only so long as Owner (i) does not transfer or attempt to transfer the Property except as permitted under this Covenant Agreement, and (ii) occupies the Property as provided in this Covenant Agreement.  This right of sole occupancy is not transferable except as part of a sale of the Property permitted under this Covenant Agreement.

6.2Owner Right to Cash Settle Agreement.

6.2.1Owner Right to Cash Settle Agreement.  Owner shall have the right, but not the obligation, to terminate the Agreement (“Owner Termination”) at any time by paying the Owner Termination Price, as defined in Section 6.2.2 below.  The Appraised Value and any Modification Adjustments or Deferred Maintenance adjustments are to be used for purposes of computing the Owner Termination Price and shall be determined pursuant to an appraisal conducted in accordance with, and subject to the terms of, Section 10 below.

6.2.2Owner Termination Price.  The price to be paid to Investor for the Owner Termination (“Owner Termination Price”) shall be calculated as follows and will be the total of the following amounts

(i)

(A)(I) the mid-price valuation of an AVM from Clear Capital.com at the time of the Owner Termination

(B)minus any Modification Adjustment (provided that if the Modification Adjustment is a negative number the absolute value of that number

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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shall be added rather than subtracted);

(Sections A and B above shall constitute the Ending Home Value)

(C)multiplied by the Investor Percentage; and if applicable, subject to the IRRC.

(D)plus any unreimbursed Protective Advances, including any unpaid interest and other fees and charges associated with such Protective Advances; and any unpaid Special Processing Fees

6.2.3Documents.  Prior to any Owner Termination, Owner shall provide to Investor true and correct copies of: (i) all appraisals of the Property except for appraisals obtained from Investor; (ii) all offers for the purchase of the Property, or any interest therein; (iii) all listings for the sale of the Property; and (iv) all expressions of interest to purchase the Property or any interest therein.

6.2.4Non-Disclosure.  If Owner fails to disclose an offer that would form the basis for a Solicited Sale Value or Investor otherwise becomes aware of a Solicited Sale Value after payment by Owner of the Owner Termination Price, Owner shall remain liable to Investor for the amount, if any, by which the price that would have been paid had the Solicited Sale Value been used in computing the Owner Termination Price exceeds the price actually paid to Investor in connection with the Owner Termination.

6.2.5Owner Termination Followed by a Transfer.  If Owner terminates the Agreement pursuant to this Section 6.2, and within one hundred eighty (180) days from the closing of such Owner Termination, effects a disposition of the Property (“Post-Owner Termination Disposition”), whether by contract of sale or otherwise, under circumstances that evidence a lack of good faith and fair dealing by Owner, Investor shall be entitled to recover from Owner an amount equal to the difference between: (i) Investor’s assumed proceeds calculated as if the Agreement had been in effect at the time of the Post-Owner Termination Disposition by Owner; and (ii) the amount actually paid to Investor in connection with the Owner Termination.  Investor shall have the right to notify Owner in writing of Owner’s liability under this Section 6.2.5, without specifying the amount of such liability, for a period of ninety (90) days following the Post-Owner Termination Disposition.  Any dispute concerning Owner’s liability for and Investor’s right to recover any amount under this Section will be determined by in accordance with the arbitration provisions provided in Section 24 of this Agreement

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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6.3Tax Benefits.  Subject to the disclaimer in Section 13.4 below, Owner shall be entitled to the full benefit of any and all tax advantages arising in relation to the Property, including, without limitation, all available deductions for taxes paid by Owner; provided, however, that Owner shall not be entitled to any tax benefits arising out of or attributable to any unreimbursed Protective Advance.

6.4Right to Proceeds.  Owner and Investor both will have the right to receive insurance and condemnation proceeds, as provided in Sections 11 and 12 below.

6.5Limitation on Owner’s Rights.  Except as expressly permitted in Section 7 below, Owner shall not sell, subdivide, rent or transfer any interest in or portion of the Property absent the prior written consent of Investor, provided, however, that Investor will not unreasonably withhold consent to a transfer of an interest at Owner’s expense to: (i) the Trustee(s) of a Revocable Trust in which Owner is the sole Trustor (or if Owner is more than one Person, together they constitute all of the Trustors); or (ii) Owner’s spouse or Registered Domestic Partner who acquires an undivided interest in the Property; provided that in each case the transferee (including, in the case of a Revocable Trust, any Trustor): (1) was alive as of the Effective Date, (2) executes this Covenant Agreement, the Agreement, the Recorded Memorandum and Security Instrument, (3) executes appropriate documents agreeing to be bound by all of the covenants, obligations and representations contained in all of the Transaction Documents; and (4) would be approved as an Owner under Investor’s underwriting standards then in effect.  In the event of a transfer to the Trustee(s) of a Revocable Trust, the original Owner (i.e., the Trustor(s)), jointly and severally, shall continue to remain liable under this Covenant Agreement.  In connection with any such transfer, Owner shall pay the Special Processing Fees imposed by Investor in accordance with Section 4.6 above.  If Owner has a spouse or Registered Domestic Partner who is not on record title to the Property, Owner shall not permit that Person (A) to make any payment to improve or maintain the Property, or (B) to make any payment on any obligation that is secured by the Property or on any taxes or assessments against the Property.

6.6Property Modifications.  Owner shall have the right at Owner’s sole expense to make modifications to the Property without first seeking prior written consent of Investor, provided that such modifications do not violate any provision of this Covenant Agreement and are performed in compliance with all applicable state, federal and local statutes, regulations, zoning and ordinances, including but not limited to, all appropriate licensing and permitting requirements and the use of licensed tradespeople.  To the extent that Owner performs any material capital modifications to the Property, Owner will (pursuant to the terms of Section 10 below) receive the benefit of any increase, and suffer the detriment of any decrease, in the value of the Property resulting from such modifications through the Modification Adjustment.

6.6.1Exclusion for Ordinary and Necessary Maintenance.  A material capital modification is one that either materially affects the value of the Property or appreciably affects the useful life of the Property.  Ordinary and necessary maintenance and repairs on or to the Property are those that maintain the condition and value of the Property in its general condition at the time that this Covenant Agreement and the

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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Agreement are entered into; these costs and related expenses are necessary to keep the Property in an efficient operating condition, as more particularly outlined in U.S. Treasury Regulation 1.162-4 (as amended from time to time), and are not to be considered modifications eligible for any adjustment.

6.6.2Notice by Owner to Investor and Appraisal.  Not less than forty five (45) days prior to the closing of any Ultimate Sale by Owner, or at such time as Owner initiates an Owner Termination of the Agreement (whichever is earlier), Owner shall: (i) notify Investor; and (ii) coordinate with Investor to obtain an appraisal of the Property in order to determine the amount of any Modification Adjustment.  Such appraisal shall be conducted in accordance with, and subject to the terms of, Section 10 below.

7.Rights of Investor.

7.1Right to Protect Investor’s Interest.  To the extent that Owner fails to take action under this Covenant Agreement, Investor shall have the right to take such action and pay such money as Investor deems appropriate to protect the Property and Investor’s Interest and to correct Owner’s failure.  Except as provided below, Investor shall give Owner written notice of Owner’s failure prior to Investor taking corrective action.  If Owner fails to take appropriate corrective action within ten (10) days of such notice, Investor may take action.  However, prior written notice of the failure shall not be required if: (i) the terms of this Covenant Agreement expressly state that prior notice or demand is not required; or (ii) Investor, in the exercise of its reasonable discretion, determines that prompt action is necessary in order to protect the Property and Investor’s Interest.  Any amounts advanced by Investor in connection with such action (including, without limitation, Attorneys’ Fees incurred in litigation or arbitration with parties other than Owner) shall be deemed to be “Protective Advances.”

7.2Reimbursement; Interest.  Owner shall promptly, upon demand for payment, but not later than ten (10) days after demand, pay or reimburse Investor for any and all Protective Advances, including, without limitation, those related to: the placement of insurance, the payment of taxes, the making of any necessary repairs, or the cure of defaulted loans.  Such Protective Advances shall bear interest at the rate of one and one-half percent (1 ½%) per month or, if prohibited, at the highest permissible legal rate from the date of demand until paid in full.

7.3Inspections.  Owner agrees that Investor or its agents may, upon the giving of reasonable advance notice, make reasonable inspections of both the interior and exterior of the Property, and Owner agrees to cooperate in setting the time and allowing entry for any such inspection.  If Investor is not permitted to inspect the Property thoroughly as a result of the actions or inactions of Owner, there shall arise a rebuttable presumption that Owner has failed to maintain and repair the Property as required under Section 4.1 above.

8.Ultimate Sale of the Property By Owner.

8.1Sale.

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8.1.1Solicitation.  At any time, Owner is permitted to solicit offers for the sale of the Property without the express approval of Investor.

8.1.2Notice of Intention to Sell. Owner must give Investor prompt written notification of its intention to sell the Property.  Notice must be given prior to listing the home for sale or if the Property is to be sold off market then at the time you know you intend to sell.

8.1.3Notice of Binding Offer. Upon the receipt of a binding offer to purchase the Property, Owner must give Investor immediate (within 24 hours), written notification after Owners receipt of such offer.  Notification must be at least 20 days prior to a closing of any such sale.

8.1.4Restriction. Owner may not sell or otherwise transfer the Property, or any portion of the Property, as part of an Ultimate Sale that is not a Permitted Sale under this Section 8; and Investor shall not be obligated to: (i) consent to any Ultimate Sale or other transfer of the Property, or any interest in the Property, that is not in accordance with this Section 8; (ii) release, assign or terminate any of the Transaction Documents in connection with an Ultimate Sale unless it is a Permitted Sale; or (iii) release Owner from any duty or liability under the Transaction Documents except in connection with a sale to which it consents.

8.1.5Prejudice to Investor.  Any attempted sale (except for a Permitted Sale) or other transfer of the Property, or any portion of Owner’s interest in the Property, that does not comply with this Section 8 shall be deemed to prejudice Investor’s Interest.

8.2Option Settlement At Closing of Permitted Sale.  As of the close of Escrow of a Permitted Sale

8.2.1Prior to the close of Escrow, Investor shall deliver to Owner or to Escrow Holder a calculation of the Settlement Amount Due payable to Investor for its Option to purchase an undivided percentage interest in and to the Property and a statement of any and all monetary amounts owed to Investor as unreimbursed Protective Advances, unpaid interest, fees and other charges associated with Protective Advances, or unpaid Asset Administration Fees hereunder ("Unpaid Owner Obligations"). The Settlement Amount Due shall include the Investor option exercise fee of $100 to be paid to Owner. Owner however may elect to settle the Agreement and terminate Investor's Option to purchase Investor's undivided percentage interest by tendering to Investor, through Escrow for the Permitted Sale, the amount calculated as detailed in Section 8.8 below: Upon Escrow's delivery and Investor's acceptance of the Settlement Amount Due, in and through Escrow for the closing of the Permitted Sale, Investor shall deliver to Escrow Holder such executed, notarized documents or other instruments as are required by Escrow Holder to effect a full release or reconveyance of the Option, the HEA Option Purchase Agreement, the HEA Option Security Instrument, and the other Transaction Documents, which documents of release shall be recorded by Escrow in the county where the Property is located.

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8.2.2In the event the Owner does not terminate Investor's Option to purchase and settle the HEA Option Purchase Agreement pursuant to Section 8.21 above, then Investor may exercise its Option and consummate the purchase of its undivided percentage interest in and to the Property through Escrow simultaneously with closing of a Permitted Sale, as follows: Owner shall deed Investor its percentage interest in and to the Property through Escrow for the Permitted Sale; Investor and Owner, as co-owners of the Property, shall deed the Property to Third Party Buyer through Escrow for the Permitted Sale; and Escrow shall close the Permitted Sale, transfer title to Third Party Buyer, and liquidate Investor and Owner's respective percentage interests in and to the Property.

8.2.3On close of Escrow of a Permitted Sale, prior to the disbursement of any sums to Investor, Escrow Holder shall first disburse from proceeds in Escrow, all amounts necessary to satisfy in full any outstanding loans secured by "Permitted Senior Liens" or "Approved Subsequent Liens" on the Property.

8.3General Requirements.

8.3.1Arm’s Length.  Absent the specific waiver of Investor, all Ultimate Sales or other transfers by Owner must be arm’s length, made on commercially reasonable terms and entered into in good faith.

8.3.2Responsibility For Liens.  In connection with any such sale, Owner shall be solely responsible for satisfying any and all loans and other obligations secured by liens on the Property (other than Permitted Encumbrances) and removing all such liens either through escrow from amounts that are owed to Owner or, if such amounts are insufficient, from Owner’s other assets.

8.3.3Sales Commissions.  All Sales Commissions will be paid by Owner either through escrow from amounts that are owed to Owner or, if such amounts are insufficient or commissions are settled outside of escrow, from Owner’s other assets.

8.3.4Closing Costs.  Unless otherwise provided in this Covenant Agreement or otherwise agreed to by a third party payor, all recording fees and costs, reconveyance fees, Escrow fees, title insurance fees, federal, state, local and documentary transfer taxes ("Closing Costs") relating to any such sale shall be paid by Owner either from amounts that are owed to Owner or, if such amounts are insufficient, from Owner’s other assets.

8.3.5Owners Obligation for Transaction Costs.  In the event that there are amounts in Escrow equal to the Investor Interest, together with sufficient amounts to release and reconvey all Senior Liens or Approved Subsequent Liens on the Property (including those Senior Loans secured by Senior Liens for which the lien holder has agreed to accept less than the outstanding amounts due in satisfaction of Owner's obligation), but there are insufficient amounts to additionally satisfy those Closing Costs, Sales Commissions, taxes, fees, other loans or obligations of Owner, or any other out of pocket expenses required to be paid to third parties in order to deliver clear title to the Property to

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the Third Party Buyer, Owner shall be solely responsible for paying such other obligations, costs and expenses from Owner's other assets or separate funds.

8.3.6Appraisal.  In connection with any Ultimate Sale of the Property by Owner, Owner shall cooperate with Investor in obtaining an appraisal of the Property.  Such appraisal (including any Modification Adjustment) shall be conducted in accordance with, and subject to the terms of, Section 10 below.

8.3.7Closing.  Closing of an Ultimate Sale by Owner will be scheduled so as to allow Investor an opportunity: (i) to review relevant documents for any Modification Adjustment and any Deferred Maintenance Adjustment; and (ii) to conduct the appraisals referred to in Section 6.2 above and Section 10 below.

8.4Notice.  Owner will notify Investor in writing of Owner’s decision to market or offer the Property for sale as promptly as practicable following such decision, but in no event less than forty five (45) days prior to the closing of any such sale.  If Owner has already engaged a real estate professional or otherwise entered into any agreement in connection with the sale or other transfer of the Property, all documents (including but not limited to any inspection report, listing agreement, staging agreement and preliminary escrow instructions, and all related documents) shall be transmitted to Investor as attachments to Owner’s notice.

8.4.1Within five (5) Business Days following Owner’s delivery to Investor of notice of Owner’s intention to sell, Investor: (i) will provide to Owner a proposed date for a home inspection, which home inspection shall be performed for the purpose of ascertaining the condition of the Property.  Notwithstanding any home inspection or disclosure performed pursuant to state law, Investor reserves the right to order a further home inspection if Investor, in its sole discretion, determines that a further home inspection is necessary or appropriate.  Any home inspection performed pursuant to this Section 8.4.1 shall be at Owner’s expense.

8.4.2If, as a result of the home inspection described in Section 8.4.1 above or any other inspection or appraisal performed in connection with any of the computations to be made under this Covenant Agreement or any of the other Transaction Documents, Investor determines in its reasonable discretion that Owner has breached his, her or its duties of maintaining and/or repairing the Property, as set forth in Section 4.1 above, Investor will have the right to make a commercially reasonable estimate of the dollar amount of such deferred maintenance and promptly notify Owner of Investor’s determination.  Investor may also in its permitted discretion include items of a significant material defect or condition in or on the Property which either the Investor identified, or the Owner knew or had reason to know which if not remedied promptly would cause a decrease in the Property value.  This dollar amount shall be the “Deferred Maintenance Adjustment.”

8.5Owner’s Obligations During the Sale Process.  Owner shall promptly provide to Investor all of the following as they are received by Owner: (i) copies of all offers to purchase the Property; (ii) copies of all contracts and other documents related

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to a prospective sale (including but not limited to inspections, appraisals, seller financing documents, etc.); and (iii) all escrow instructions, preliminary title reports and other documents and instruments of whatever character relating to the proposed sale or transfer.

8.5.1Any sale or other transfer of the Property must be consummated through an appropriate real property escrow account and may only be consummated with Investor’s written consent to the final escrow instructions, which consent will not be unreasonably withheld but will be conditioned upon compliance with the terms and conditions of this Covenant Agreement.

8.6Special Provisions Relating to “Sale By Owner” Transactions.  In the case of any Ultimate Sale that constitutes a “sale by owner” transaction, if Investor determines that a proposed sale price differs materially from the Appraised Value of the Property determined pursuant to an appraisal conducted in accordance with Section 10 below, Investor reserves the right to insist that such Appraised Value, rather than the sales price, be used to calculate the Settlement Amount Due.

8.7Investor Liability Limitations.  The Investor shall not be liable to Owner In the case of any Ultimate Sale and Owner hereby holds Investor harmless from, any and all liability or loss in connection with any delay or postponement of closing of a sale or transfer hereunder (a) resulting from any reasonable inquiry or dispute by Investor pertaining to the estimated market value or Appraised Value of the Property, the Modification Adjustment, the Deferred Maintenance Adjustment, or to the dispute relating to any proposed sale or transfer; (b) of if the Owner has not provided Investor with timely, accurate and complete documentation or information as stipulated in this Agreement or requested by Investor in connection with such sale or transfer.

8.8Settlement Amount Due Investor.  At Termination, Investor shall be paid, as consideration for Investor’s Investment, the total of the amounts set forth below:

(i)the Settlement Amount Due shall be calculated as follows:

(1)the total of the following:

(A)the Effective Sales Price or Appraised Value at termination (or, in the case of damage, destruction or condemnation of the Property, the Appraised Value immediately prior to such damage, destruction or condemnation)

(B)minus any Modification Adjustment (provided that if the Modification Adjustment is a negative number the absolute value of that number shall be added rather than subtracted);

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(C)plus any Deferred Maintenance Adjustment;

(Sections A, B and C above shall constitute the Ending Home Value)

(2)multiplied by the designated Investor Percentage; and if applicable, subject to the IRRC.

(ii)plus all monetary amounts owed to Investor as follows:

(1)any unreimbursed Protective Advances, including any unpaid interest and other fees and charges associated with such Protective Advances; and

(2)any unpaid Special Processing Fees.

8.9  Investment Rate of Return Cap (“IRRC”). The Investment Rate of Return Cap is the maximum annual compounded rate of return to the Investor.  The maximum IRRC will be capped at an annual compounded rate for each year including any portion of a year that the Agreement is outstanding at a rate as stated on Page 2 of the Agreement.

8.10Special Power of Attorney Coupled with an Interest.  Each Person whose signature appears below as Owner hereby irrevocably nominates, constitutes and appoints, in general, Investor and its successors and assignees, and, in particular, each of its and their Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Managing Directors and Vice Presidents, as Owner’s true and lawful agents and attorneys-in-fact (with full power of substitution) in Owner’s name and on Owner’s behalf (in any and all capacities) to exercise the powers set forth below consistent with the provisions contained in this Covenant Agreement (“Power of Attorney”).

This Power of Attorney will be exercised: (i) upon instances in which Owner fails to protect or jeopardizes Investor’s Interest and (ii) only for the sole purpose of authorizing and empowering Investor (although only as a co-owner of the Property) to market, advertise, sell and transfer title to one hundred percent (100%) of the Property, including Owner’s interest therein.

Accordingly, Investor or its successor or assignee and the other parties designated above as attorneys-in-fact, shall have the power and authority to do all acts and to execute any and all documents, instruments and agreements as such agents and attorneys-in-fact deem necessary or advisable:

1.to solicit buyers for the entire Property and offers for a sale of the entire Property;

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2.to advertise the entire Property for sale on reasonable and customary terms and conditions for a price that is reasonable in view of the then market conditions; and

3.to sell the entire Property and transfer Owner’s entire interest in, and title to, the Property on usual and customary terms and conditions, the proceeds of which will be allocated to Owner and Investor as provided in this Covenant Agreement.

The Power of Attorney granted hereunder is coupled with an interest.  All acts that the attorneys-in-fact shall lawfully do, or cause to be done, under the authority of this Power of Attorney are hereby expressly approved, ratified and confirmed.

This Power of Attorney is a durable power of attorney as authorized by the California Probate Code and shall remain in force despite any Owner’s subsequent incapacity or death.

Owner and Investor agree that if Investor is not allowed to exercise its rights under this Section 8, or if Owner fails to comply with its obligations under this Section 8, the damages to Investor would be irreparable and extremely difficult to estimate, making money damages or any remedy at law inadequate.  Thus, in addition to any other rights and remedies available to it in law, equity or otherwise, Investor shall be entitled to specific performance of the provisions of this Section 8.

This Power of Attorney shall remain in full force and effect until such time as this Covenant Agreement terminates or is terminated, notwithstanding any change or changes to this Covenant Agreement.  Owner hereby ratifies and affirms all that such attorney-in-fact, or any substitute or substitutes, may do by virtue of the power conveyed hereby.  THIS POWER OF ATTORNEY SHALL TERMINATE WHEN THIS COVENANT AGREEMENT AND AGREEMENT TERMINATES OR IS TERMINATED.

To implement the terms of this Section 8.10 for the purposes of the real property records, Owner is concurrently executing a notarized power of attorney as part of the Recorded Memorandum, which will reflect the Power of Attorney described above.  From time to time in the future as long as this Covenant Agreement has not, or is not, terminated, Owner shall, at Investor’s request, execute such additional powers of attorney as Investor may deem necessary identifying such other Investor officers as Owner’s attorneys-in-fact as Investor deems reasonably necessary for purposes of this Section 8.10.

9.Waiver of Right to Partition. Owner and Investor agree and acknowledge that neither shall have the right to partition the Property or to seek such a partition.  Owner and Investor each hereby waive and relinquish all rights either of them may now or hereafter have to seek partition of the Property, whether in kind or by sale.  Owner and Investor each hereby acknowledge and agree that this waiver bars them, both individually and collectively, from commencing or continuing any action for partition and constitutes a valid waiver of the right to partition as contemplated by California Code of Civil Procedure Section 872.710(b) or otherwise.

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10.Appraisal Procedures.  The procedures set forth in this Section 10 shall control all appraisals of the Property obtained by either party pursuant to this Covenant Agreement. An Appraised Value as defined herein shall be an independent third party valuation of the Property made pursuant to the terms and conditions of this Section 10.

10.1Appraiser.  All appraisals shall be conducted by an appraiser selected by an approved independent third party appraisal management company and unaffiliated with either Investor or Owner who satisfies the requirements of Fannie Mae, Freddie Mac or FHA and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, and any applicable state laws, as of the date of the Appraisal, and in compliance with the Uniform Standards of Professional Appraisal Practice.

(a) Appraisal.  Any appraisal required or otherwise obtained under this Covenant Agreement must conform to Investor’s then-current appraisal requirements.  Either party may obtain one or more Appraisals of the Property at any time upon reasonable notice to the other party.  Owner and Investor shall reasonably cooperate at their own expense with the appraiser in the appraisal of the Property.  Owner will cooperate with the appraiser by granting full access to the Property and by making available any and all relevant documentation and information in Owner's possession pertaining to, including but not limited to plat maps, surveys, plans, tax or assessor's records, and any other documentation concerning encroachments, dimensions, measurements, setbacks, uses of and modifications to the Property. A copy of the appraisal shall be promptly delivered by the obtaining party to the other party upon completion.

10.2Appraisal Review.  If, upon review of an appraisal, either party concludes that the appraisal contains a material omission or material error of fact, such party may, within ten (10) days after receipt of the appraisal, request a reconsideration of the appraisal, at its own cost, upon reasonable notice to the other party.  A copy of the reconsideration shall be promptly delivered by the requesting party to the other party upon completion.

10.3Appraised Value.  The Appraised Value of the Property, or of the Modification Adjustment as determined in accordance with Section 10.3.1 below, shall be the value reflected on the appraisal (or any reconsideration of the appraisal) conducted pursuant to this Section 10; provided, that, if Investor and Owner are unable to agree in good faith on the Appraised Value and/or the Modification Adjustment reflected on any such appraisal, the issue will be determined by arbitration before a single neutral arbitrator.  The arbitration will be administered by the Judicial Arbitration and Mediation Service (or “JAMS”) or its successor pursuant to its Streamlined Arbitration Rules and Procedures (or successor procedures).  The arbitration fees (including the fees of the arbitrator) shall be shared equally by Investor and Owner.  Investor and Owner shall each pay their own Attorneys’ Fees.

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10.3.1Modification Adjustments.

10.3.2Capital Improvement: Owner shall have the right at Owner's sole expense to make modifications to the Property, provided that such modifications do not violate any provision of the Agreement and are performed in compliance with all applicable state, federal and local statutes, regulations and ordinances, and all appropriate zoning, licensing and permitting requirements and the use of licensed tradespeople. Owner may request to get credit for certain qualified material modifications (in excess of $30,000) made to the Property during the Term through an adjustment ("Modification Adjustment") which will be applied by Investor to determine the Ending Home Value at the end of the Agreement Term, provided the following terms and conditions are met:

(i)Owner must notify Investor of Owner's request for a Modification Adjustment in writing no less than 30 days prior to the closing of any Ultimate Sale, Owner Termination, Orderly Sale, or other event requiring determination of an Ending Home Value. As part of such notice, Owner shall specify the material modifications for which a Modification Adjustment is sought and shall provide Investor with photographic and supporting evidence of the material modifications which meets the requirements set forth in below. Owner shall cooperate with Investor to obtain the Appraisal of the Property in order to calculate the Modification Adjustment, if any.

(ii)Investor shall appoint an appraiser or other mutual agreed upon professional to conduct an appraisal of value, of (i) the Property's then-current market value and (ii) the increase or decrease in market value of the Property resulting from the completion of such Capital Improvement. Appraiser shall consider the age, depreciation and potential functional obsolescence of Owner's material modifications in determining their value Owner shall maintain and provide to Appraiser photographic and other physical documentation of the Property before completion of the material modifications. Owner shall pay all costs and expenses of such appraisal or review. Investor shall determine, based on such appraisal and determination, a Modification Adjustment Amount.  This Modification Adjustment amount can be either Positive or Negative.  In the event that the Modification Adjustment amount is positive the amount of Positive Modification adjustment used in the calculation of the Settlement Amount Due shall be the lower of the actual cost of the Capital Improvement or the Positive Modification Adjustment amount determined by the appraisal. In the event that the Modification Adjustment amount is negative the amount of Modification adjustment used in the calculation of the Settlement Amount Due shall be the negative Modification Adjustment amount. Investor shall notify Owner of such Modification Adjustment Amount within five (5) business days.

(iii)In the event of an unapproved material capital modification and/or a Prohibited Use (as described under Section 4.4.1 above), the appraiser will be instructed to determine two fair market values for the Property, the first based upon its actual condition (“Actual Value”) and the second based upon the hypothetical absence of the specified material capital modifications and/or

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Prohibited Use (“Hypothetical Value”); provided, however, that a material capital modification made to repair damage or destruction to the Property shall be disregarded by the appraiser in making this calculation.  The difference between the two values (the Actual Value minus the Hypothetical Value) shall be the “Modification Adjustment.” If the Actual Value of the Property is more than the Hypothetical Value, no modification adjustment will be made.  If the Hypothetical Value of the Property is more than the Actual Value, the Modification Adjustment will be a negative amount.   The negative Modification Adjustment amount will be used in the calculation of the Settlement Amount Due.

10.3.3Cooperation.  Owner will cooperate with the appraiser by granting full access to the Property and by making available relevant documentation with respect to the appraisal, including but not limited to any documents that Owner may have concerning any modification or Prohibited Use of the Property.

10.4Payment of Appraisal Expenses.  Owner shall pay all Appraisal Expenses associated with the first appraisal (which shall include a Modification Adjustment, if appropriate) obtained in connection with: (i) any Owner Termination pursuant to Section 6.2; (ii) any Ultimate Sale by Owner pursuant to Section 8; (iii) any allocation of insurance proceeds pursuant to Section 11 and (v) any determination of Liquidated Damages.  In all other cases, including in the case of a second appraisal obtained in connection with any of the foregoing events, the Appraisal Expenses shall be paid by the party who obtained or requested the appraisal.  If the Appraisal Expenses have not been paid by the party who is required to bear the Appraisal Expense, the other party may subtract the Appraisal expenses, or direct the payment of the Appraisal Expenses out of escrow, from the funds that would otherwise be due to the party who is liable for the Appraisal Expenses.  Each party is entitled to receive a copy of any appraisal paid for and/or received by the other party.

10.5Arbitration of Appraised Value, Modification Adjustment, Deferred Maintenance Adjustment.  If Owner and Investor cannot agree when working together in good faith on either the Appraised of Fair Value of the Property, the amount of any modification adjustment or deferred maintenance adjustment, the Owner and Investor agree that binding arbitration before a single neutral arbitrator will determine the outcome,  with such arbitration to be conducted in accordance with Section 24 hereof.

11.Property Destruction or Damage; Insurance Proceeds.

11.1Repair and Restoration.  Except to the extent Owner is required to take other action in connection with Senior Liens on the Property, the following provisions shall apply.  Insurance proceeds (whether the underlying insurance is required by Investor or not), other than amounts applied to Senior Loans, shall be applied as set forth below.

11.1.1If the Property is destroyed or damaged in any material manner, any and all insurance proceeds shall be applied to restore or repair the Property to at least the same condition and characteristics as of the time immediately preceding such destruction or damage; provided that Investor shall have the right to prior review of any

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restoration or repair plans and to determine, in good faith and in the exercise of its reasonable discretion: (i) whether the restoration or repair plans are economically feasible; and (ii) if not, to disapprove such restoration or repair plans.

11.1.2If the Property is repaired, it must be restored to at least the same condition and characteristics as of the time immediately preceding such destruction or damage; and, in any event, no less favorable a condition than set forth in Section 5.1 above, regardless of whether the insurance proceeds are sufficient to accomplish such repair.  Investor shall have no responsibility or obligation to pay any amount whatsoever in connection with the restoration or repair of the Property, even if the insurance proceeds are insufficient to complete the restoration or repair.

11.2Where Repair is Not Feasible.  If any loss occurs in connection with the Property, and restoration or repair is not economically feasible, Owner shall obtain an appraisal in accordance with, and subject to the terms of, Section 10 above, provided that the appraiser shall be instructed to determine the value of the Property as it existed immediately prior to the destruction or damage.

11.2.1Allocation of Insurance Proceeds Any and all insurance proceeds (including Title Insurance), whether or not the underlying insurance was required by Investor, will be allocated in the following order:

(i)to payment (or reimbursement) of reasonable costs and expenses (including, without limitation, Attorneys’ Fees that have been approved by Investor) reasonably incurred by Owner and/or Investor in collecting and contesting with the insurers the payments under the relevant insurance policies;

(ii)to payment of all Senior Loans, provided that, if the insurance proceeds equal or exceed the amount owed under such Senior Loans, such payment shall result in the discharge of the related Senior Liens;

(iii)to Investor, an amount equal to any unreimbursed Protective Advances, including any unpaid interest and other fees and charges associated with such Protective Advances, plus any unpaid Special Processing Fees;

(iv)to Investor, an amount equal to the total of the following:

(1)the Appraised Value of the Property immediately prior to the destruction or damage;

(2)minus any Modification Adjustment (provided that if the Modification Adjustment is a negative number the absolute value of that number shall be added rather than subtracted);

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(3)plus any Deferred Maintenance Adjustment

(4)multiplied by the Investor Percentage; and if applicable, subject to the IRRC

(v)to Owner, the balance of the proceeds

11.2.2If (a) Owner fails to maintain insurance in amounts required by Investor pursuant to Section 4.2 above, or any insurance claim is denied due to Owner’s action or inaction, and (b) the insurance proceeds from any loss are not sufficient to pay to Investor the entire amount owed as set forth in Section 11.2.1 above, the provisions of this Section 11.2.2 shall control.  The Owner shall agree to sell the Property in its then-current state according to the procedure set forth in Section 8 above subject to the following provisions.

(i)Notwithstanding the provisions above, the proceeds of any sale pursuant to Section 11.2.2 above, together with any and all available proceeds from any and all insurance policies (whether or not the underlying insurance was required by Investor), will be allocated in the following order:

(1)to payment (or reimbursement) of reasonable costs and expenses (including, without limitation, Attorneys’ Fees that have been approved by Investor) reasonably incurred by Owner and/or Investor in collecting and contesting with the insurers the payments under the relevant insurance policies;

(2)to payment of all Senior Loans, provided that, if the insurance proceeds equal or exceed the amount owed under such Senior Loans, payment shall result in the discharge of the related Senior Liens;

(3)to Investor, an amount equal to any unreimbursed Protective Advances, including any unpaid interest and other fees and charges associated with such Protective Advances, plus any unpaid Special Processing Fees;

(ii)to investor, an amount equal to the total of the following:

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(1)the Appraised Value of the Property immediately prior to the destruction or damage;

(2)minus any Modification Adjustment (provided that if the Modification Adjustment is a negative number the absolute value of that number shall be added rather than subtracted);

(3)plus any Deferred Maintenance Adjustment

(4)multiplied by the designated Participation Percentage; and if applicable, subject to the Home Appreciation Cap

(iii)to Owner, the balance of the proceeds.

12.Condemnation.

12.1Total Condemnation.  If the Property is condemned, in whole, all condemnation proceeds net of reasonable costs and expenses (including, without limitation, Attorneys’ Fees that have been approved by Investor) reasonably incurred by Owner and/or Investor in collecting and contesting the condemnation proceeds (“Net Condemnation Proceeds”) will be allocated in the following order:

(i)to payment of all Senior Loans, provided that, if the Net Condemnation Proceeds equal or exceed the amount owed under such Senior Loans, such payment shall result in the discharge of the related Senior Liens and the surplus shall be allocated as follows;

(ii)to Investor, an amount equal to the following:

A: The Net Condemnation Proceeds;

(A)minus any Modification Adjustment (provided that if the Modification Adjustment is a negative number the absolute value of that number shall be added rather than subtracted);

(B)plus any Deferred Maintenance Adjustment

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(2)multiplied by the Investor Percentage; and if applicable, subject to the IRRC;

(3)plus any unreimbursed Protective Advances, including any unpaid interest and other fees and charges associated with such unreimbursed Protective Advances; and

(4)plus any unpaid Special Processing Fees;

(iii)to Owner, the balance of the proceeds.

12.2Partial Condemnation. If the Property is condemned in part, the following provisions shall apply:

12.2.1The Net Condemnation Proceeds will be used, first, to pay all Senior Loans, provided that, if the Net Condemnation Proceeds equal or exceed the amount owed under such Senior Loans, such payment shall result in the discharge of the related Senior Liens;

(i)To Investor, an amount equal to the total of (A) any unreimbursed Protective Advances, including any unpaid interest and other fees and charges associated with such unreimbursed Protective Advances, plus (B) any unpaid Special Processing Fees;

(ii)Second, to Owner for the balance of the proceeds.

12.3Reservation of Rights Ending Home Value.  In the case of a partial condemnation, Investor shall retain its Investor Percentage with respect to any portion of the Property that has not been condemned.  The Net Condemnation Proceeds will be added to the Effective Sales Price or Appraised Value at termination in in determining the Ending Home Value which will be used in the calculation of the Settlement Amount Due.

12.4Adjustment to Maximum Authorized Debt. Upon a partial condemnation, the Maximum Authorized Debt and Maximum Authorized CLTV will be reduced by the amount of Net Condemnation Proceeds.

13.Representations and Warranties.  The following representations and warranties of Owner to Investor shall be deemed made: (i) on the date of actual execution of this Covenant Agreement by Owner; (ii) on the Effective Date; (ii) upon any permitted assignment by Owner.

13.1Fee Simple Title.  Owner is the owner of the property and has marketable and insurable absolute title to the Property, free of any other claims, restrictions, leases, liens and other encumbrances or interests against the title other than permitted encumbrances and permitted liens that will be in a senior position.

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13.2Capacity; Accuracy.  Owner has full capacity to enter into the Transaction Documents and upon execution and delivery of this Covenant Agreement and the other Transaction Documents will constitute legal, valid and binding agreements and obligations of Owner in accordance with their terms.  If Owner is/are the Trustee(s) of a Revocable Trust: (i) such trust has been duly formed; (ii) the Trustee(s) of such trust have the capacity and authority to enter into the Transaction Documents; and (iii) copies of all trust documents (and all amendments and supplements) have been delivered to Investor.  Each representation and warranty made by Owner in this Covenant Agreement, the other Transaction Documents and all other documents and instruments delivered by Owner in connection with this HEA Purchase Transaction, is true and correct at the time such representation or warranty was made, given or deemed given.

13.3No Claims or Foreclosures.  There is no material lawsuit, tax claim, condemnation proceeding, or other dispute pending or threatened against Owner or, to the best of Owner’s knowledge, the Property.  The Property is not subject to any foreclosure proceeding, nor has Owner received or is aware of any: (i) default or notice of default with respect to any loan or other obligation secured by the Property; (ii) notice of sale with respect to any lien or deed of trust or mortgage (as appropriate) on the Property; or (iii) information or notice that the Property is to be sold or foreclosed upon by a party holding a lien on the Property.

13.4No Advice.  In entering into the Transaction Documents and into any future Ultimate Sale, Owner is not relying and shall not rely on any information or representation that may have been provided by Investor, its agents, its affiliates, or any of their officers, employees or agents, regarding: (i) the value of the Property; (ii) the advisability of entering into the Transaction Documents or an Ultimate Sale, or (iii) the tax implications and consequences of entering into the Transaction Documents or an Ultimate Sale.  Owner has made, and will make, his, her or its own investigation regarding such matters and has been advised by Investor to discuss them with Owner’s legal, financial and tax advisors, as well as with family members.

13.5No Violations.  Owner has no knowledge of or information concerning any violations of any laws or regulations relating to the Property and no knowledge that any operations or activities upon, or use or occupancy of the Property, or any portion of the Property, by Owner or others are not, have not been or will not be in all material respects in compliance with all state, federal and local laws and regulations.

13.6Spouse or Other Resident Not on Title.  Owner has identified and obtained the signatures of all "Non-Owner Occupants" who occupy the Property on the Notice and Acknowledgment Regarding Spouses, Partners and Co-Occupants Who Are Not Signatories To The Agreement ("Non-Owner Occupant Disclosure") in the form attached hereto as Exhibit B. Owner must advise all Non-Owner Occupants of their intention to enter into this Agreement and to make an independent evaluation regarding the legal and financial effect of the Agreement upon termination of the Agreement as a result of a Trigger Event, the end of the Term, or following an Event Of Default hereunder. Investor makes no representations as to consequences of Owner entering into the Agreement and on the rights of any Non-Owner Occupant. If any additional adult person

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not on record title utilizes the Property as a principal residence during the Term, Owner must promptly notify Investor and deliver Investor a complete and revised Non-Owner Occupant Disclosure.

13.7Continuing Compliance. Owner will comply with all of his, her or its obligations set forth in this Covenant Agreement and in the Agreement, including, without limitation, the obligation to pay timely the Special Processing Fees imposed by Investor in accordance with Section 4.6 above.

13.8Documentation and Information Supplied by Owner; Financial Condition of Owner.  Owner’s application to Investor and all financial and other documentation and other information supplied or made available by Owner as part of applying for, or in connection with entering into, the HEA Option Purchase Transaction is truthful, complete, not misleading, and fairly and accurately reflects the financial condition of Owner as of (i) the date supplied, (ii) the date of actual execution of this Covenant Agreement by Owner, and (iii) the Effective Date of this Covenant Agreement.  There has been no material change in Owner’s financial condition since Owner’s application to Investor.

14.Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Covenant Agreement, at the discretion of Investor:

14.1Failure to Perform.  Owner (i) fails to perform any obligation or covenant or fails to comply with any requirement under this Covenant Agreement, including but not limited to (1) any failure to make any payment owed to Investor under this Covenant Agreement, or (2) rejects or takes any action to terminate this Covenant Agreement, except as expressly permitted under this Covenant Agreement.  Such Events of Default shall be subject to any notice and cure periods specified in Sections 16.1 and 16.2 below.

14.2Breach of Agreement.  Owner breaches or fails to perform any obligation under the Agreement or rejects or takes any action to terminate the Agreement, except as expressly permitted under the Agreement or this Covenant Agreement.

14.3Misrepresentation.  Owner makes any representation or warranty, whether oral or written, to Investor that is false or misleading as of the time given.

14.4Insolvency.  Owner commences any voluntary bankruptcy proceeding, or an involuntary bankruptcy proceeding is commenced against Owner and not dismissed within sixty (60) days, or a receiver or conservator is appointed for the Property or Owner.

14.5Other events of Default.  Each of the following individually or collectively shall constitute a default: (i) any loans that are secured by liens on the Property, whether recorded or unrecorded, become delinquent (whether or not such loans or liens have been approved or subordinated to by Investor); (ii) any Property Taxes become delinquent; (iii) Owner transfers or attempts to transfer the Property or any interest in the property, except in accordance with the Agreement; (iv) the Property is used for any commercial purpose or as anything other than a residential dwelling; (v) any lien in violation

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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of the terms of the Agreement attaches to the Property; (vi) the total amount of indebtedness secured by the Property exceeds the Maximum Authorized Debt or Maximum Authorized CLTV; (vii) Owner fails to maintain insurance on the Property as prescribed in the Agreement; (viii) Owner assigns, or attempts to assign or transfer the Agreement in violation of the Agreement; (ix) any event of insolvency of any Owner, (x) the appointment of a receiver for the Property; (xi) any other action or event occurs which may have a material adverse effect on the Property, the value of the Property, or Investor's Rights.

14.6Acceleration and Power of Sale. The occurrence of one or more of the Events Of Default in Section 14 above, if material and uncured, shall be deemed a failure of Owner's performance of Owner's obligations as secured by the Deed Of Trust and Security Agreement, and Investor shall be entitled to demand such Event of Default be cured and both to exercise its Option and demand performance by Owner (or Owner's Estate) of any and all of its obligations under the Agreement. The failure of Owner (or Owner's Estate) to cure such Event of Default or for the Owner not to fully perform its obligations under the Agreement shall allow Investor to invoke any and all remedies permitted by the Agreement, according to applicable law, including those remedies provided in Deed of Trust and Security Agreement. The procedures for Investor's exercise of its remedies under the Deed of Trust and Security Agreement shall be as set forth in the Deed of Trust and Security Agreement and as specified by applicable law.

15.Environmental Matters.

15.1Environmental Prohibitions.  As provided in Section 4.1 above, Owner shall not, and shall not allow others to, violate any laws or regulations relating to the Property or perform any activities upon, or use or occupy the Property, or any portion of the Property, in any manner that violates any state, federal or local law or regulation, including, without limitation, those governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether accidental or intentional) of any toxic or hazardous substances, materials or wastes, including, but not limited to, Hazardous Materials.  “Hazardous Materials” as used in this Covenant Agreement means any: (i) hydrocarbons; (ii) asbestos; and (iii) any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, renders it subject to state, federal or local regulation, investigation, remediation or removal as potentially injurious to the environment, animals or the public health or welfare.

15.2Environmental Representations.  Owner represents and warrants to Investor, as of the date of execution of this Covenant Agreement, as of the Effective Date that Owner has no knowledge of or information concerning any violation of, or claim of violation of, laws or regulations relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether accidental or intentional) of any toxic or hazardous substances, materials or wastes, including, but not limited to, Hazardous Materials.  In addition, Owner has no knowledge of the presence of any Hazardous Materials on, in, or about the Property or property in the vicinity of the Property.

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15.3Environmental Indemnity.  Owner hereby agrees to indemnify and hold Investor harmless from and against any and all claims, damages, liabilities, actions and expenses (including, without limitation, Attorneys’ Fees) of every kind arising out of or relating to: (i) a breach of the foregoing covenants, representations and warranties; or (ii) the presence of any Hazardous Materials on, in or about the Property or in the vicinity of the Property.

16.Remedies.  Investor shall be entitled to the following remedies upon the occurrence and during the continuation of an Event of Default, which remedies shall be cumulative and not exclusive.

16.1Default.  Investor at its option may declare a default under this Covenant Agreement, provided that, in any circumstance where investor becomes aware of a default, a decision by Investor not to declare a default shall not be deemed to constitute either a waiver of Investor’s right to declare a default subsequently or Investor’s consent (whether prospective or retrospective) to any specific Event of Default.  To declare a default, Investor will deliver to Owner a written notice of such default in accordance with Section 23.6 below.

16.2Cure or Termination By Owner.  If Investor has declared a default as provided above, in order to permit Owner ample opportunity to protect and preserve Owner’s interest in the Property, Owner shall have the right for a period of thirty (30) days following receipt (or deemed receipt) of the notice to: (i) cure the default (if the Event of Default is monetary in nature, by paying the monetary amount owed together with all accrued interest); or (ii) notify Investor of its intent to terminate the Agreement pursuant to Section 6.2 above, in which event Owner must complete the Owner Termination within sixty (60) days of such notice.

16.3Interest.  If Owner fails to repay any Protective Advance made by Investor pursuant to Section 7.1 above within ten (10) days of demand for payment, Owner shall further be liable to Investor for interest at the rate specified in Section 7.2 above.  No Protective Advance shall be considered or treated as a loan, nor shall the incurring of any such interest or the payment of any such interest relieve Owner of liability for failing to make the relevant payment to Investor or extend the time for payment of the Protective Advance.

16.4Enforcement.  If Owner fails to comply with the terms of this Covenant Agreement, Investor may take such action as it deems appropriate to enforce the provisions of this Covenant Agreement (including but not limited to enforcement of its rights under the Recorded Memorandum and Security Instrument) and collect all Specific Monetary Amounts and all Liquidated Damages and all other amounts owed to it.  To the extent that enforcement of the Covenant Agreement or Security Instrument require specification of a liquidated bid amount, Investor may include all, or any, of the following:

(i)In connection with Owner’s failure to make any monetary payment: the sum of all monetary obligations (including, without limitation, all Specific Monetary Amounts) owed to Investor by Owner under this Covenant Agreement.

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(ii)In connection with: (1) any voluntary or involuntary transfer or any action that purports to transfer the Property without Investor’s consent.

(iii)Owner and Investor agree and acknowledge that the damages that would arise from Owner’s (or Owner’s executor’s) failure to comply with the terms of this Covenant Agreement and the Agreement are uncertain, depend on many factors, and would be extremely difficult to ascertain.  Therefore, in a good faith effort to determine a method for reasonably estimating and liquidating the damages that would be incurred by Investor arising from Owner’s (or Owner’s executor) failure to comply with the terms of this Covenant Agreement and the Agreement, Investor and Owner agree to the Liquidated Damages specified below.  “Liquidated Damages” means an amount equal to:

(1)the total of:

(A)the Appraised Value of the Property (as determined by an appraisal of the Property as of the date when Owner breaches this Covenant Agreement);

(B)minus any Modification Adjustment (provided that if the Modification Adjustment is a negative number the absolute value of that number shall be added rather than subtracted);

(C)plus any Deferred Maintenance Adjustment

(2)multiplied by the Investor Percentage; and if applicable, subject to the IRRC

(3)Plus any unreimbursed Protective Advances, including any unpaid interest and other fees and charges associated with such unreimbursed Protective Advances; and

(4)plus any unpaid Special Processing Fees;

16.5Other Rights.  Notwithstanding anything to the contrary in this Section 16, Investor may exercise all other rights that Investor has under this Covenant Agreement or under the Agreement.

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17.Reserved.

18.Indemnification by Owner.  Owner hereby agrees to defend, indemnify and hold Investor harmless from, and against, any and all claims, damages, liabilities, actions and expenses (including, without limitation, attorneys' fees, to the extent permissible) of every kind arising out of or relating to: (a) a breach of any of your representations or warranties under this Covenant Agreement or any of the Transaction Documents; (b) any act or omission by you or your agents; or (c) the Property. You shall not, without our prior written consent, settle or compromise any claim or consent to the entry of any judgment regarding which indemnification is owed to us. Without limiting Owner’s indemnification obligation, in no event shall Investor’s aggregate liability arising or related to the Agreement or related to the Property exceed the amount of the Option Purchase Premium.

19.Servicer.  Owner acknowledges and consents to any assignment whereby the Investor’s or Servicer’s responsibilities, including, but not limited to, the right to enforce this Covenant Agreement and the other Transaction Documents, are transferred from Investor to a third party.

20.Covenants to Run With Land.  The provisions of this Covenant Agreement shall be deemed to be covenants running with the land (within the meaning of Section 1460 of the California Civil Code, or otherwise) so long as the Agreement remains in effect.  Investor will record with the county recorder of the county in which the Property is located, a Recorded Memorandum reflecting this fact.  Upon valid termination of this Covenant Agreement, the Recorded Memorandum shall automatically terminate, and Investor shall record such documents as are required to reflect such termination.

21.Relationship.  Investor shall not be deemed a partner, joint venturer, trustee, lender or fiduciary with, or of, Owner.  Owner shall not be permitted to execute any document or enter into any agreement on behalf of Investor, nor shall Owner be permitted to make any representation on behalf of Investor or to represent himself, herself or itself as the agent or representative or partner of Investor, whether in connection with the Property or otherwise.  The Agreement is intended to and shall be treated for all purposes (including, without limitation, tax purposes) as an option to purchase an undivided fractional interest in the Property and not as a purchase, loan, swap or joint venture.

22.Multiple Owners and Revocable Trusts.

22.1.1If Owner is more than one Person:

(i)the Transaction Documents must be signed by each such Owner;

(ii)all rights and powers specified for Owner in the Transaction Documents must be approved and exercised unanimously by all such multiple Owners;

(iii)all such multiple Owners shall be jointly and severally liable for all liabilities and obligations specified for Owner under the Transaction Documents;

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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(iv)notice required to be given by, or to, an Owner will be deemed adequately given if given by, or to, any of Owners using the contact information set forth in Article 5 of the Agreement; and

(v)Investor may treat any notice received from any one Owner as notice from all Owners.

22.1.2If any Owner is/are the Trustee(s) of a Revocable Trust:

(i)all Trustees and all Trustors must sign this Covenant Agreement and the other Transaction Documents in their capacities as individuals and as Trustees and/or Trustors, and each Trustee and Trustor who signs this Covenant Agreement hereby represents and warrants that all Trustees and Trustors have been disclosed to Investor;

(ii)any Trustee who is also a Trustor need only sign this Covenant Agreement and the other Transaction Documents once for them to be binding on such Person both as Trustee and as Trustor;

(iii)all rights and powers specified for, and all actions required of, Owner in the Transaction Documents must be approved and exercised by all Trustees unanimously;

(iv)all Trustees and all Trustors, in their capacities as individuals, shall be jointly and severally liable with Owner for all liabilities and obligations specified for Owner under the Transaction Documents;

(v)all representations and warranties by Owner in the Transaction Documents are made by all Trustees on behalf of the Revocable Trust and by all Trustees and all Trustors in their capacities as individuals;

(vi)notice required to be given by, or to, an Owner will be deemed adequately given if given by, or to, any of the Trustees using the contact information set forth in Article 5 of the Option Agreement; and

(vii)Investor may treat any notice received from any one Trustee as notice from all Trustees and from Owner.

22.1.3The occupancy requirement of Section 4.4 above will be satisfied if either any one Owner, who is an individual, or if Owner is/are the Trustee(s) of a Revocable Trust, any one Trustor, who is an individual, occupies the Property as his or her Principal Residence.

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23.Miscellaneous.

23.1Successors and Assignees. This Covenant Agreement shall be binding on Owner’s and Investor’s successors and assignees.  However, nothing in this provision shall permit assignment of this Covenant Agreement contrary to the express provisions of this Covenant Agreement.

23.1.1Owner agrees that Investor can assign convey, sell fractionalize or transfer its rights under the Transaction Documents and the associated financial documents, in full or in part to any assignee, at which time such assignee shall have all of the rights, remedies and obligations of Investor under the Transaction Documents.  In connection with any assignment, Investor may disclose all documents and information that Investor has, or may hereafter have, relating to Owner and the Property and may use such information to market such sale or assignment, including a Property description, property details, address, estimated valuation and photographs of the property, subject to assignee’s agreement to continue to observe Investor’s policies regarding privacy and disclosure of personal and financial information.  Investor will notify Owner no later than sixty (60) days after the effective date of any such assignment.

23.1.2Owner agrees that he, she or it may not assign any of his, her or its rights, responsibilities or obligations under this Covenant Agreement and the Agreement absent the prior written consent of Investor; provided, however, that Investor will not unreasonably withhold consent to an assignment of this Covenant Agreement and the Agreement to: (i) the Trustee(s) of a Revocable Trust in which Owner is the sole Trustor (or if Owner is more than one Person, together they constitute all of the Trustors); or (ii) Owner’s spouse or Registered Domestic Partner who acquires an undivided interest in the Property; provided that in each case the assignee (including, in the case of a Revocable Trust, any Trustor): (1) was alive as of the Effective Date, (2) executes this Covenant Agreement, the Agreement and the Recorded Memorandum, (3) executes an addendum to the Security Instrument, (3) executes such other appropriate documents agreeing to be bound by all of the covenants, obligations and representations contained in all of the Transaction Documents.  In the event of an assignment to the Trustee(s) of a Revocable Trust, the original Owner (i.e., the Trustor(s)), jointly and severally, shall continue to remain liable under this Covenant Agreement.

23.2Choice of Law; Venue.  This Covenant Agreement shall be determined under, governed by, and construed in accordance with California law without reference to its conflict of laws principles.  The parties agree that all actions or proceedings arising in connection with this Covenant Agreement shall be litigated or arbitrated only in the state and federal courts located in or having jurisdiction in connection with the county in which the Property is located.  Owner waives any right Owner may have to assert the doctrine of forum non conveniens or to object to such venue.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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23.3Further Assurances.  The parties agree, from time to time, as and when requested by any other party to this Covenant Agreement or by its permitted successors or assignees, to: (i) execute and deliver, or cause to be executed and delivered, all such instruments; and (ii) take, or cause to be taken, all such further or other actions as may be reasonably necessary or desirable in order to implement the provisions and otherwise to effect the intent and purposes of the Transaction Documents.  Such actions shall include, without limitation, all actions necessary by the parties to correct any error or inaccuracy in the Transaction Documents or any other document related to the underlying HEA Option Purchase Agreement, to ensure that such documents reflect the true and correct terms upon which the parties agreed to enter into this Option Transaction, and/or to replace any missing or misplaced documentation.

23.4Severability; Waivers.  Each provision of this Covenant Agreement shall be severable from every other provision of this Covenant Agreement for the purpose of determining the legal enforceability of any provision.  No waiver by Investor of any of its rights or remedies in connection with this Covenant Agreement shall be effective unless such waiver is in writing and signed by Investor.  No delay or waiver by Investor in exercising any right shall be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse.

23.5Attorneys’ Fees.  If a lawsuit or arbitration proceeding is commenced in connection with this Covenant Agreement or the other Transaction Documents, the prevailing party, as determined by the court or arbitrator, shall be entitled to recover Attorneys’ Fees.

23.6Notices.  Each party shall deliver all notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a "Notice") in writing to the address of the other party listed on Schedule 5 of the Agreement, unless a party has been notified by the other party in writing of a substitute address. Notice to any one Owner shall constitute notice to all Owners unless not allowed by applicable law. Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or e-mail (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon confirmed receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section. If any notice required by the Security Instruments is also required under applicable law, such requirement of the applicable law will satisfy the corresponding requirement under this Agreement.

23.7Entire Agreement; Amendment.  The Exhibits below are incorporated herein by this reference.  This Covenant Agreement, the Agreement, the Recorded Memorandum, the Security Instrument, The Deed of Trust and the other written agreements made by and between Owner and Investor as of the Effective Date together constitute the entire agreement between the parties pertaining to the subject matter contained in them.  Except as expressly agreed in writing, all prior agreements, understandings, representations, warranties, statements, and negotiations between the parties, if any, whether oral, electronic or written, relating to the Property, the HEA Option

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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Purchase Agreement, this Covenant Agreement and the transaction which is the subject matter hereof, including but not limited to any and all offer letters, terms sheets and draft and earlier versions of settlements statements and other documents and agreements, are superseded and merged into this Covenant Agreement.  No supplement, modification or amendment of this Covenant Agreement shall be binding unless in writing and executed by the party against whom enforcement is sought.

23.8Headings.  Article and section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Covenant Agreement.

23.9Third-Party Beneficiaries.  This Covenant Agreement is entered into for the protection and benefit of Investor and Owner and their respective permitted successors and assignees with regard to their respective present and contingent ownership interests in the Property.  No other Person shall have any rights or causes of action under this Covenant Agreement.

23.10Days of the Week.  Whenever the word “day(s)” is used in this Covenant Agreement, it shall refer to calendar day(s) unless it is expressly identified as being “Business Day(s)”.  When any date referred to in this Covenant Agreement for action to be taken falls on a day of the week that is other than a Business Day, then such date shall, for all purposes in this Covenant Agreement (unless otherwise required by statute), be deemed to be the Business Day immediately following such date.

23.11Counterparts Electronic Signatures.  This Covenant Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  A signed copy of this Covenant Agreement transmitted by a party to another party via facsimile or by electronic means shall be binding on the signatory to that copy.

24.Mutual Agreement to Arbitrate Disputes. Each of the parties hereto agree that any Claim, defined below, involving the Option Agreement or this Covenant Agreement, including, but not limited to claims arising from the origination, documentation, disclosure, servicing, collection or any other aspect of the Option transaction or the coverage or enforceability of this Covenant Agreement, shall be resolved exclusively by binding arbitration under the arbitration rules (the "Rules") of, and pursuant to the state law of, the state of California, including the California code of civil procedure sections 1280 through 1294.2 and the terms of this article 24.

24.1Claim Defined. “Claim” shall include, but not be limited, to: (i) any claimed wrongdoing, such as misrepresentation, negligence, breach of contract, breach of fiduciary duty, unconscionability, fraud in the inducement, rescission, breach of the covenant of good faith and fair dealing and unfair business practices; (ii) any claimed violation of state or federal laws, including, but not limited to consumer credit, truth-in lending, civil rights, equal opportunity, real estate settlement, housing discrimination laws, fair lending acts, licensing, loan regulation and unfair business practices acts.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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24.2Claim. “Claim” shall not include: (i) actions by the Investor to judicially or non-judicially foreclose on the Deed of Trust, to enjoin waste, to collect rents, interpleader actions or actions for a receiver, to recover possession, ejectment or relief from the automatic stay in bankruptcy, or to obtain relief through governmental agencies; (ii) actions for provisional remedies such as a temporary restraining order or preliminary injunction or for a permanent injunction based upon an arbitration award.

24.3Arbitration of Disputes. Arbitration shall be conducted under the rules of the American Arbitration Association (“AAA”). Arbitration shall be filed in San Diego, California.  Each party shall bear their own attorney’s fees and arbitration costs; provided, however, the arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the applicable state rules of civil procedure, or other applicable law.  Judgment on the award may be entered in any court of competent jurisdiction.

24.4Remedy. Except as provided by the Rules and this Agreement, Arbitration shall be the sole, exclusive and final remedy for any dispute between the Owner and Investor.  Remedies that would otherwise be available to Owner under applicable Federal, State or local laws shall remain available. The Arbitrator will have no authority to award punitive damages or consequential damages.  Accordingly, except as provided for by the Rules and this Agreement, neither the Owner nor Investor will be permitted to pursue court action regarding claims that are subject to arbitration.

24.5Small Claims Court. Both parties agree that any party may seek remedies in Small Claims Court for disputes of Claims within the scope of such Court’s jurisdiction.

24.6Class Action Waiver. Arbitration must be on an individual basis.  This means you nor we may join or consolidate claims in arbitration by or against other individuals or litigate in court or arbitrate any claims as a representative or member of a class or in a private attorney general capacity.

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24.7Real Property; Judicial Reference. Notwithstanding anything herein to the contrary, no Claim shall be submitted to arbitration unless: (i) Investor specifically elects in writing to proceed with the arbitration; or (ii) all of the parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all obligations secured by the Deed of Trust shall remain fully valid and enforceable.  If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638.  A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures.  Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 AND 645.

24.8Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, INVESTOR AND OWNER HEREBY VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY UNDER ALL CIRCUMSTANCES WHETHER IN ANY LITIGATION OR PROCEEDING IN A STATE OR FEDERAL COURT RELATED TO, OR ARISING OUT OF, THE TRANSACTION DOCUMENTS OR THE OBLIGATIONS OR TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS OR DISPUTES HOWEVER ARISING (INCLUDING TORT CLAIMS AND CLAIMS FOR BREACH OF DUTY) BETWEEN INVESTOR AND OWNER.

[Signatures appear on following page]

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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IMPORTANT: DO NOT SIGN THIS COVENANT AGREEMENT UNLESS YOU HAVE READ IT IN ITS ENTIRETY AND HAVE READ AND UNDERSTOOD THE HEA OPTION PURCHASE AGREEMENT, THE DISCLOSURES AND EXHIBITS ACCOMPANYING THIS AGREEMENT. IF YOU DO NOT UNDERSTAND OR ARE UNCOMFORTABLE WITH ANY PART OF THIS AGREEMENT OR THE HEA OPTION PURCHASE AGREEMENT, THE DISCLOSURES, OR THE EXHIBITS, DO NOT SIGN THIS AGREEMENT. YOU HAVE THE RIGHT AND ARE ENCOURAGED TO SEEK LEGAL COUNSEL AND FINANCIAL ADVICE BEFORE ENTERING INTO THIS AGREEMENT. YOU ARE ALSO ENCOURAGED TO DISCUSS THIS AGREEMENT WITH YOUR INTERESTED PARTIES INCLUDING FAMILY MEMBERS AND HEIRS. BY SIGNING BELOW, YOU ACKNOWLEDGE AND CONFIRM THAT ALL PRIOR ORAL, ELECTRONIC AND WRITTEN COMMUNICATIONS AND AGREEMENTS FROM OR WITH INVESTOR OR ITS AGENTS, INCLUDING ALL CORRESPONDENCE, OFFER LETTERS, TERM SHEETS, PRINTED MATERIALS, DISCLOSURES, AND THE PRODUCT FAQ, ARE MERGED INTO AND SUPERCEDED AND REPLACED BY THIS AGREEMENT AND YOU HAVE (I) READ, UNDERSTAND AND AGREE TO BE BOUND BY THIS AGREEMENT; (II) THAT YOU HAVE READ AND UNDERSTOOD THE HEA OPTION PURCHASE AGREEMENT, THE DISCLOSURES, THE EXHIBITS; AND (III) THAT YOU HAVE HAD THE OPPORTUNITY TO ASK QUESTIONS ABOUT THE DISCLOSURE AND THIS AGREEMENT.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this HEA Option Purchase Agreement as of the effective date.

INVESTOR:
SRET TRUST, a Delaware Statutory Trust
By:
Name:
Title:
Date signed:

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

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IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this HEA Option Purchase Agreement as of the effective date.

OWNER:
By: Name: Date signed: By: Name: Date signed:

IF OWNER IS A TRUST:

Trust Instrument Name: ______________________________________

By:_____________________________By:________________________________

     ___________________, as Trustee     _______________________, as Trustee

Date:     ________________________Date:___________________________

Trust Instrument Name: ___________________________________________

By:_____________________________By:________________________________

___________________, Individually and______________________, Individually and

as Trustor as Trustor

Date:     ________________________Date:___________________________

Acknowledgement by Approved Resident:

________________________________________________________________

Signature of Approved Resident 1                             Signature of Approved Resident 2

Date:     ________________________Date:___________________________

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

Reference ID:  ______

EXHIBIT A

DEFINITIONS

Definitions.  As used in this Covenant Agreement and transaction documents, the following terms shall have the meanings specified below:

1. Appraisal.  Is the process of determining the value of the property by appraisal as detailed in section 10.

2.Appraisal Expenses.  All fees and expenses owed to third parties (but excluding Attorneys’ Fees) in connection with an appraisal or other valuation of the Property.

3.Appraised Value.  The value of the Property determined in accordance with the procedures outlined in Section 10.

4.Appreciation.  Is the amount of increase in value of the Property determined by subtraction the Ending Home Value form the Beginning Home Value.

5.Arms Length Transaction.  Means a transaction in good faith without fraud or deceit carried out by unrelated or unaffiliated parties, as by a willing buyer and a willing seller, each acting in his or her own self-interest, in which the sale price represents fair market value of the Property. An Arms-Length Transaction presumptively would not include a transaction between family members or business associates, or where there are hidden terms or agreements or special understandings between the parties, such as agreements or understandings, whether written, oral or implied, for the seller to regain ownership of the Property, the buyer to immediately resell the Property within 90 days, or the seller to receive any proceeds from the transaction.

6.Approved Pre-Existing Lien.  A perfected lien upon the Property securing a Pre-Existing Loan: (i) that is senior to (1) the lien of the Security Instrument, (2) the Recorded Memorandum, (3) the covenants running with the land under this Covenant Agreement, and (4) the Agreement; (ii) of which Investor had actual written notice under a title report, title search or title commitment obtained in connection with this Agreement; and (iii) that is approved in writing by Investor before or upon Investor’s execution of this Covenant Agreement.

7.Approved Pre-Existing Loan.  An obligation secured by an Approved Pre-Existing Lien, including, without limitation, any and all principal, interest, and expenses.

8.Approved Subsequent Lien.  A lien upon the Property securing an Approved Subsequent Loan that is perfected after the Effective Date.

9.Approved Subsequent Loan.  A loan or other obligation secured by the Property that is approved in writing by Investor, as so secured, after the Effective Date.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

Reference ID:  ______

10.Attorneys’ Fees.  All court and other dispute resolution costs, attorneys’ and experts’ fees and costs, and fees and disbursements of Investor’s in-house counsel.  Attorneys’ Fees shall include, without limitation, Attorneys’ Fees incurred in any state, federal or bankruptcy court, and in any bankruptcy case or insolvency proceeding, of any kind in any way related to this Covenant Agreement or the other Transaction Documents, to the interpretation or enforcement of the parties’ rights under this Covenant Agreement or the other Transaction Documents, or to the Property.

11.Automated Valuation Model.  Automated valuation models (AVMs) are statistically based computer programs that use real estate information such as comparable sales, property characteristics, and price trends to provide a current estimate of market value for a specific property. Currently we use Clear Capital.com, Inc’s lending grade AVM.

12.Beginning Home Value.  The value of the Property determined by either an Appraiser or and Automated Valuation Model and agreed to by Investor and Owner at the time of the origination of the Agreement, as specified in Article 5 of the Agreement.

13.Business Days.  Any day other than a Saturday, a Sunday, Good Friday, the day after Thanksgiving, or a day on which commercial banks in New York or California are required or authorized to be closed.

14.Closing Costs.  All (i) ordinary and customary costs in connection with any sale or other transfer of the Property, including, without limitation, recording fees and costs, reconveyance fees, escrow fees, title insurance fees, transfer taxes and documentary transfer taxes, and (ii) federal, state or local taxes (excluding income taxes) arising, incurred or owed in connection with (1) a sale of the Property, (2) any related closing of that sale, or (3) any related escrow.

15.Covenant Agreement.  This HEA Option Purchase Covenant Agreement between Owner and Investor and all exhibits, schedules, attachments, and all amendments, supplements, and addenda now or hereafter executed by the parties.

16.Deferred Maintenance Adjustment.  An amount equal to Investor’s commercially reasonable estimate of the dollar amount of any deferred maintenance, as further described in Section 8.4.2, as determined by Investor in connection with any of the computations to be made under this Covenant Agreement or any of the other Transaction Documents.

17.Effective Date.  Is defined in the first paragraph of this Covenant Agreement.

18.Effective Sales Price.  The monetary amount for which the Property is to be sold or transferred by Owner, to an Ultimate Buyer, as adjusted, as set forth below.  The Effective Sales Price shall be the sum of all amounts set forth or that would otherwise be set forth in Section 400 of the HUD-1 Form (or any successor form) prepared by an escrow agent (which shall include the fair market value of any non-cash consideration

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

Reference ID:  ______

received by, or for the benefit of, Owner in connection with the sale of the Property).  Investor may elect to review the sales contract, and if Investor, through the exercise of its reasonable discretion, determines that the fair market value of any non-cash consideration is not properly reflected in the aforementioned Section 400, make a good faith reasonable determination of the value of any non-cash consideration to be received by Owner and include it in the calculation of Effective Sales Price.  The calculation of the Effective Sales Price shall not include any deduction for any: (i) Closing Costs; (ii) liens on the Property; (iii) outstanding taxes; (iv) Sales Commissions; (v) Appraisal Expenses; and (vi) loans secured by the Property.

19.Ending Home Value.  Owner agrees that the Ending value of the Property shall be calculated at the expiration date or upon a Trigger Event as detailed in this Covenant Agreement.

20.Event of Default.  Is defined in Section 16.

21.Expiration Date.  Is defined in Section 1.3 of the Agreement.

22.Hazardous Materials.  Is defined in Section 15.1.

23.Investor.  Is defined in the first paragraph of this Covenant Agreement.

24.Investor’s Interest.  The interest and rights that Investor has with regard to the Property (matured or unmatured, contingent or non-contingent, present or prospective), all other rights that Investor has under the Agreement, and all of Investor’s rights under this Covenant Agreement, the Recorded Memorandum and the Security Instrument.

25.Investor’s Percentages.  Are the option percentages as stated in Article 5 of the Agreement to purchase an undivided fractional interest in the Property on or before the termination of this Agreement

26.Investment Rate of Return Cap (“IRRC”).  The IRRC is the maximum annual compounded rate of return to the Investor. The IRRC will be capped at an annual compounded rate as stated in Article 5 of the Agreement for each year including any portion of a year that the Agreement is outstand as stated on Page 1 of the Agreement.

27.Liquidated Damages.  Is defined in Section 16.4.

28.Maximum Authorized Debt.  The maximum principal amount of total indebtedness secured by any lien on the Property that Owner is permitted to incur under this Covenant Agreement, which amount is specified in Article 5 of the Agreement.  In the case of an open-end line of credit, the unused portion of any committed line of credit shall be considered principal indebtedness for purposes of determining whether the aggregate amount of indebtedness exceeds the Maximum Authorized Debt.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

Reference ID:  ______

29.Modification Adjustment.  The adjustment, calculated pursuant to Section 10.3, that takes into account the increase or decrease in market value attributable to certain material capital modifications and Prohibited Uses of the Property by Owner during the term of this Covenant Agreement.

30.Net Condemnation Proceeds.  Is defined in Section 12.

31.Option Purchase Agreement.  The HEA Option Purchase Agreement, entered into concurrently with this Covenant Agreement, which is incorporated into this Covenant Agreement by this reference.

32.Option Purchase Premium.  The amount paid to the Owner for the Investor’s option to purchase an undivided fractional interest in the Property.

33.Owner.  All of the Persons, individually and collectively, who appear on the record title to the Property as holding fee simple title to one hundred percent (100%) of the Property as of the Effective Date.

34.Permitted Discretion. Means, a determination made by Investor in good faith in the exercise of its reasonable business judgment.

35.Permitted Encumbrances.  All licenses, easements, equitable servitudes, public bond obligations, and other conditions, covenants, restrictions and rights to which the Property is subject at the time the Agreement becomes effective: (i) that are stated as exceptions on the Title Insurance Policy, or (ii) to which Investor has expressly agreed in writing.  In no event will “Permitted Encumbrances” include any Senior Loans, Senior Liens, or any other liens that secure the payment of any loans or the performance of any obligations owed to any creditor.

36.Permitted Sale.  Is: (i) an Ultimate Sale by Owner in compliance with Section 8; (ii) an Ultimate Sale expressly consented to in writing by Investor.

37.Person.  An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision of any of the foregoing.

38.Pre-Existing Lien.  A lien upon the Property that is perfected prior to the Effective Date.

39.Pre-Existing Loan.  A loan or other obligation secured by a Pre-Existing Lien.

40.Principal Residence.  Is defined in Section 4.4.

41.Prohibited Use.  Is defined in Section 4.4.1.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

Reference ID:  ______

42.Property.  The residential real property owned by Owner that is the subject of the Agreement.  The legal description of the Property is set forth as Exhibit A to the Agreement.  The Property shall include only the real property described in that Exhibit A and the fixtures appurtenant to that real property and shall not include any other personal property of Owner.

43.Protective Advances.  Any advances made by Investor that are the primary responsibility of Owner under this Covenant Agreement but are made by Investor for purposes of protecting Investor’s Interest, as more completely described in Section 7.1.

44.Recorded Memorandum.  The Memorandum entered into by Investor and Owner concurrently with this Covenant Agreement, which shall be recorded in the public records evidencing: (i) the provisions of this Covenant Agreement that constitute covenants running with the land; (ii) the Agreement; and (iii) the Power of Attorney granted by Owner.

45.Registered Domestic Partner.  A registered domestic partner pursuant to California Family Code Section 299, any similar or successor provision of California law.

46.Revocable Trust.  A revocable trust, revocable living trust, inter vivos trust, revocable family trust or similar trust established in accordance with the laws of any state.

47.Sales Commissions.  All broker fees, sales commissions, finder fees and all other fees and costs owed to any broker, real estate agent or finder and incurred in connection with a sale or transfer of the Property or any interest in the Property.

48.Senior Liens.  Liens on the Property that are perfected prior to or are otherwise senior to Investor’s Interest.

49.Security Instrument.  The Deed of Trust and Security Agreement, entered into concurrently with this Covenant Agreement, that is recorded in the official records of the county in which the Property is located and that evidences a lien on Owner’s entire interest in the Property, which instrument is incorporated into this Covenant Agreement by this reference.

50.Senior Loans.  Loans or other obligations that are secured by Senior Liens.

51.Servicer.  The entity responsible for monitoring Owner’s compliance with, and discharging Investor’s responsibilities under, this Covenant Agreement.  Initially, the Servicer will be Investor.

52.Settlement Amount Due.  Is the amount you must pay us (if any) at termination, a Trigger Event, expiration or default or upon your election to exercise your cash settlement right.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

Reference ID:  ______

53.Solicited Sale Value.  If within ninety (90) days prior to or after the closing of an Owner Termination under Section 6.2, Owner receives, or has pending, a written offer for the purchase of the Property, the Solicited Sale Value shall equal the gross amount of such offer, with no deduction or adjustment for any costs that Owner may incur if a sale of the Property were to be completed pursuant to such offer.

54.Special Processing Fees.  Fees, costs and charges of the type further described in Section 4.6, which Special Processing Fees are designed to compensate the Investor or Servicer for the time, effort, costs and expenses incurred by Servicer in responding to requests from Owner or defaults by Owner under the Transaction Documents or in performing other necessary and reasonable acts pursuant to the Transaction Documents.

55.Specific Monetary Amounts.  All unpaid or unreimbursed Protective Advances, Special Processing Fees and all other fees and charges owed to and specified by Investor, including interest on such amounts where appropriate.

56.Term.  Starts on the Effective Date and ends upon our receipt of the Amount Due based on a Trigger Event. If there is no Amount Due when a Trigger Event occurs, this Agreement ends upon the occurrence of the Trigger Event. The maximum length of this Agreement is Ten (10) years from the Effective Date.

57.Termination Date: The date on which: (i) this Covenant Agreement terminates, which date shall be the “Expiration Date” set forth in the Agreement, or (ii) this Covenant Agreement is terminated or terminates pursuant to Section 2.2, whichever is earlier.

58.Title Insurance Policy.  A title insurance policy issued to, or for the benefit of, Investor or Investor’s assignee, at the time that the Agreement is entered into and insuring Investor’s or Investor’s assignee’s rights under the Agreement, the Recorded Memorandum and the Security Instrument.

59.Transaction Documents.  This Covenant Agreement, the Option Purchase Agreement, Deed of Trust, the Recorded Memorandum, and any amendments or supplements to any of these documents.

60.Trigger Event:  Is an event that brings about a payment obligation under the Section 1.4 of the Agreement. There are a number of things that can cause a Trigger Event and there are some exceptions.

61.Trustor(s).  The Person or Persons designated as the “trustor” or “settlor” of a Revocable Trust in its formation documents.

62.Trustee(s).  The Person or Persons designated as the “trustee” of a Revocable Trust in its formation documents and any subsequent amendments, and any successor trustees under such Revocable Trust.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

Reference ID:  ______

63.Ultimate Buyer.  The Person that purchases, or proposes to purchase, the Property in an Ultimate Sale.  This Person may be Investor.

64.Ultimate Sale.  A sale by Owner of all, or an interest in, the Property to a third Person following the creation of the Option.

[Continued on Next Page]

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

Reference ID:  ______

EXHIBIT B

NOTICE AND ACKNOWLEDGMENT REGARDING SPOUSES, PARTNERS AND CO-OCCUPANTS
WHO ARE NOT SIGNATORIES TO THE AGREEMENT

This Notice and Acknowledgement contains important disclosures about the rights and liabilities of spouses, domestic partners, family members and other co-occupants of a Property ("Property") subject to a the HEA Option Purchase Agreement (“Agreement”) who are not signatories to the Agreement (collectively referred to as "Non-Owner Occupant(s)"). Please READ IT CAREFULLY. This Notice and Acknowledgement must be signed by all homeowners entering into and executing the Agreement and by all Non-Owner Occupants. All owners executing the HEA Option Purchase Agreement are responsible for ensuring that a complete and accurate version of this Notice and Acknowledgement is returned to the Investor with all the signatures of all Non-Owner Occupants.

The rights of a Non-Owner Occupant to occupy or retain possession of the Property following a Trigger Event, the termination, or an event of default may be significantly affected by the obligations of the Owner. This is because following a Trigger Event, the termination, or an event of default there will be a Settlement Amount Due.  Any Non- Owner Occupant, Heir, beneficiary or survivor that is not a signatory to the Agreement will be required to pay the Settlement Amount Due even if the Non-Owner Occupant inherits the Property.  If the Property has appreciated substantially during the term of the Agreement, the Settlement Amount Due may be substantial.

The Investor will rely upon the Owner to notify the Investor of those persons who utilize the Property as their principal residence and are therefore considered as Non-Owner Occupants.  The Investor only recognizes persons named on title as Owners and are signatories to the Agreement.

The responsibility for notifying the Investor of any change in the status of Non-Owner Occupants is also a continuing obligation of all Owners throughout the Term of Agreement. All Owners are responsible for returning a complete and accurate Notice and Acknowledgement with the signatures of all Non-Owner Occupants, both at Effective Date of the Agreement and upon any new Non-Owner Occupant not that is not a signatory to the Agreement begins to utilize the Property as his or her principal residence, or in the event a non-adult occupant of the Property attains the age of 18 at any time during the Term of the Agreement.

In the event that an Owner wishes to add another person onto the title to the Property after entering into the Agreement, he or she must execute the complete set of Transaction Documents and any other legal documents required.  They must also meet all then-current Agreement education requirements.  The individual will remain as a Non-Owner Occupant of the Property until they meet the requirements above.

All Owners acknowledge that they have read and understand this Notice and Acknowledgement, and that they have been advised to consult independent legal counsel and estate planning professionals to ascertain the legal effects of the Agreement on the future possession and occupancy of Non-Owner Occupants of the Property.

I represent and warrant that there are no Non-Owner Occupants living in the Property or are utilizing the Property as their Primary residence.

Acknowledged and Agreed:

OwnerCo-Owner

____________________________________________

NameName

I represent and warrant that I have discussed with all Non-Owner Occupants of the Property that I am entering into the HEA Purchase Agreement and discussed the potential affects it may have upon them.

Acknowledged and Agreed:

OwnerCo-Owner

____________________________________________

NameName

I represent and warrant that I have Read the Notice and Acknowledgement and understand and agree to its terms.

Non- Owner Occupant 1Non- Owner Occupant 2

____________________________________________

NameName

____________________________________________

Relation to OwnerRelation to Owner

Non- Owner Occupant 3Non- Owner Occupant 4

____________________________________________

NameName

____________________________________________

Relation to OwnerRelation to Owner

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement

Reference ID:  ______

Special Processing Fee Schedule

Typical fees assessed in connection with servicing requests on your

HEA Option Purchase Agreement

Fee Description	Fee Amount
Title Change — Addition or Removal of Owner or Signatory	$250
Title Change — Changes to Title Including Change of Title to Trust	$250
Subordination – make a lien subject or junior to a priority lien	$500
Payoff Estimate – Per Request	$100
Protective Advances (Per Advance) Non Payment of — Mortgage or Loan secured by Property Non Payment of — Property Taxes Non Payment of — Homeowner Insurance Payments for — Deferred Maintenance	$250
Owner Cash Settlement – Processing of Owner request to cash settle Agreement	$1,500
Sale of Property — Processing of all required paperwork	$1,500
Events of Default – Processing and administering	Variable and will be billed based on an hourly rate
Site Visit - as required for Insurance claim, police report, etc.	Billed directly or at Cost
Appraisal — a qualified third party provides an estimated value of the property	Billed directly by Appraisal Management Company
Reconveyance – Recording of release of lien	$250

The fees above are estimates based on the actual costs of the respective services. These fees are subject to change as costs of providing the services may change.

In addition to any of the fees listed above, the Investor reserves the right to pass along any actual reasonable fees and costs incurred related to the servicing the HEA Option Purchase Agreement.

© 2023 SRET Trust  *CONFIDENTIAL*                                                        HEA Option Purchase Covenant Agreement